Exhibit 10.7

RESTRICTED STOCK UNIT AGREEMENT

INCONTACT, INC.

This RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made and entered into effective             , 2014 (the “Grant Date”) by and between inContact, Inc., a Delaware corporation (the “Company”) and the person whose name is listed as the “Grantee” on the signature page of this Agreement.

Recitals

A. This Agreement is made under the Company’s 2008 Equity Incentive Plan adopted by the Board of Directors on April 15, 2008 and as subsequently amended from time to time (the “Plan”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Plan.

B. Grantee is an employee or consultant who is to render valuable services to the Company or one or more Subsidiaries, and this Agreement is executed pursuant to, and is intending to carry out the purposes of, the Plan in connection with the grant of a restricted stock unit award pursuant to which shares of the Company’s common stock, par value $0.0001 (“Common Stock”), may be issued to Grantee under the Plan.

Agreement

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Grant of Restricted Stock Units.

1.1 The Company hereby issues to the Grantee on the Grant Date an award consisting of, in the aggregate,              Restricted Stock Units (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement.

1.2 The Restricted Stock Units shall be credited to a separate account maintained for the Grantee on the books and records of the Company, and all amounts credited to the said account shall continue for all purposes to be part of the general assets of the Company.

2. Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Grantee to the Company.

3. Vesting.

3.1 Except as otherwise stated herein, provided that the Grantee remains in Service through the applicable vesting date, the right to receive Common Stock on the basis of the Restricted Stock Units will vest in accordance with the schedule set forth below. The period during which a Restricted Stock Unit is not vested is the “Restricted Period”.

Vesting Date/ Conditions       Number of Shares Underlying Restricted Stock Units That Vest

3.2 The foregoing vesting schedule notwithstanding, if the Grantee’s Service terminates for any reason, other than by the Company or its Affiliate without Cause or by the Grantee for Good Reason, at any time before all of Grantee’s Restricted Stock Units have vested, the Grantee’s unvested Restricted Stock Units shall be automatically forfeited upon such termination of Service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.

3.3 The foregoing vesting schedule notwithstanding, if the Grantee’s Service terminates as a result of a termination by the Company or its Affiliate without Cause or by the Grantee for Good Reason,, 100% of the unvested Restricted Stock Units shall vest as of the date of such termination.

3.4 The foregoing vesting schedule notwithstanding, if a Change in Control occurs and the Grantee’s Service is terminated by the Company or its Affiliate without Cause or by the Grantee for Good Reason, and the Grantee’s date of termination occurs (or in the case of the Grantee’s termination of Service for Good Reason, the event giving rise to Good Reason occurs) within six months following the Change in Control, all unvested Restricted Stock Units shall automatically become 100% vested on the Grantee’s date of termination.

4. Restrictions. Subject to any exceptions set forth in this Agreement, during the Restricted Period and until such time as the Restricted Stock Units are settled in accordance with Section 6, below, Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Grantee and all of the Grantee’s rights to such units shall immediately terminate without any payment or consideration by the Company.

5. Rights as Shareholder; Dividend Equivalents.

5.1 The Grantee shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of such shares of Common Stock.

5.2 Upon and following the settlement of the Restricted Stock Units, the Grantee shall be the record owner of the shares of Common Stock underlying the Restricted Stock Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).

6. Settlement of Restricted Stock Units. Subject to Section 9 hereof, promptly following the vesting date, and in any event no later than March 15 of the calendar year following the calendar year in which such vesting occurs, the Company shall (a) issue and deliver to the Grantee the number of shares of Common Stock that have vested pursuant to the terms of this Agreement; and (b) enter the Grantee’s name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Grantee.

7. No Right to Continued Service. This Agreement shall not be construed under any circumstance to confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s Service at any time, with or without cause.

8. Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Article IX of the Plan.

9. Tax Liability and Withholding.

9.1 The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to this Agreement or otherwise, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Company deems necessary to satisfy all obligations for the payment of such withholding taxes. The Company may, at its discretion, permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a) tendering a cash payment;

(b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Stock Units; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(c) delivering to the Company previously owned and unencumbered shares of Common Stock.

9.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items.

10. Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

11. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Utah without regard to conflict of law principles.

13. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

14. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

15. Discretionary Nature of Award. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other awards in the future. Future awards, if any, will be at the sole discretion of the Company.

16. Amendment. This Agreement may be amended only through a written instrument signed by the parties hereto.

17. Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

18. No Impact on Other Benefits. The value of the Grantee’s Restricted Stock Units is not part of Grantee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in “pdf” or “jpeg” format, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

20. Acceptance. The Grantee has read and understands the terms and provisions hereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

21. Definitions.

“Change in Control” of the Company shall be deemed to have occurred if the events set forth in any one of the following paragraphs shall have occurred:

(a) The acquisition by any Person of Beneficial Ownership of fifty percent (50%) or more of either (A) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”), or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b) Individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board subsequent to the date of this Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the members of the Board then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or stock of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of Common Stock of the Company and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then-outstanding shares of Common Stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

For purposes of this definition alone, “Person” shall be as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Good Reason” means, without the express written consent of the Grantee:

(a) any failure by the Company to furnish the Grantee with base compensation (excluding any bonus, equity, or incentive compensation) and benefits at a level substantially equal to or exceeding those received by the Grantee from the Company or any Subsidiary during the 120-day period preceding a Change in Control, other than (A) an insubstantial and inadvertent failure remedied by the Company, (B) a reduction in compensation which is applied to substantially all of the similarly situated employees of the Company in approximately the same dollar amount or percentage, or (C) a reduction or modification of any employee benefit program covering substantially all of the employees of the Company, which reduction or modification generally applies to all employees covered under such program; or

(b) the Company’s requiring the Grantee to be based or to perform services at any office or location that is in excess of 50 miles from the principal location of the Grantee’s work during the 120-day period immediately preceding the Change in Control, except for travel reasonably required in the performance of the Grantee’s responsibilities.

Before a termination of Service by the Grantee for Good Reason, the Grantee must give the Company a Notice of Termination within 30 calendar days of the occurrence of the event that constitutes Good Reason. Failure to provide such Notice of Termination within such 30-day period shall be conclusive proof that the Grantee does not have Good Reason to terminate employment. Furthermore, termination of Service by the Grantee will not be deemed to be for Good Reason if the Company cures the event or events constituting Good Reason within 30 calendar days after receipt of the Notice of Termination from the Grantee.

“Grant Date” is the date specified in the opening paragraph of this Agreement.

“Incumbent Directors” means individuals who, on the Grant Date, constitute the Board, provided that any individual becoming a Director subsequent to the Grant Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Restricted Period” has the meaning set forth in Section 3.1.

“Restricted Stock Units” has the meaning set forth in Section 1.1.

“Tax-Related Items” has the meaning set forth in Section 9.2.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INCONTACT, INC.

By:
Name:
Title:

Print Name of Grantee

Signature of Grantee

Grantee’s Address:

Email:
Fax: